UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2026 (February 5, 2026)

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Employment of SVP, Chief Accounting Officer and Corporate Controller

On February 5, 2026, the employment of Denise Cruz, SVP, Chief Accounting Officer and Corporate Controller of T1 Energy Inc., a Delaware corporation (the "Company" or "T1"), terminated effective immediately. In conjunction with Ms. Cruz's termination, the Company has offered her a termination package. Ms. Cruz will be pursuing her personal interests. The Company is grateful for Ms. Cruz's contributions to T1 and wishes to thank her for her service.

Appointment of Chief Accounting Officer and Corporate Controller

Effective February 5, 2026, in connection with Ms. Cruz’s departure, the Company appointed Tom Mahrer, 42, as Chief Accounting Officer and Corporate Controller. Mr. Mahrer will serve as the principal accounting officer of T1.

Tom Mahrer joined the Company on October 13, 2025 as Director of SEC Reporting and has more than 15 years of financial leadership in the energy and manufacturing sectors. Prior to joining T1, he served in progressive roles at Valero Energy Corporation from 2014 to 2025, where he was responsible for technical accounting, SEC reporting, and investor relations. Prior to that he served in the accounting advisory practice at KPMG LLP, where he provided technical support on accounting matters for mergers and acquisitions and public offerings primarily serving energy and manufacturing clients. Mr. Mahrer started his career in the assurance and advisory practice at Deloitte & Touche LLP, where he primarily served energy clients. He is a Certified Public Accountant and holds a M.S. in Accounting from Texas State University.

The Company and Mr. Mahrer are still finalizing the terms of his employment as Chief Accounting Officer and Corporate Controller of the Company and such arrangements will be separately announced when finalized.

There are no family relationships between Mr. Mahrer and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Mahrer has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Mahrer and any other persons pursuant to which he was selected as an officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 Energy Inc.

By:	/s/ Evan Calio
	Name:	Evan Calio
	Title:	Chief Financial Officer

Dated: February 6, 2026

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